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                                                                    EXHIBIT 2.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                           CORRECTIONAL SYSTEMS, INC.



                                    ARTICLE I

         The name of this corporation is Correctional Systems, Inc. (the "Corporation").

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         The Corporation is authorized to issue two classes of stock, both of which shall be voting. One class of stock shall be Common Stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $0.001. The total number of shares of Common Stock that the Corporation shall have authority to issue is 40,000,000. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is 10,000,000.

         The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors. Subject to compliance with the provisions of any series of Preferred Stock, the board of directors is authorized to increase or decrease the number of shares of any series of Preferred Stock prior to the issuance of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of that series.

         One series of Preferred Stock shall consist of 3,363,636 shares and is designated "Series A Preferred Stock" (referred to herein as "Series A Preferred"). The powers, preferences and rights and the qualifications, limitations, and restrictions thereof, of the Series A Preferred are as set forth below.

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         1. PREFERENCE AND RANKING. The preferences of each share of Series A
         Preferred with respect to dividend payments and distributions of the Corporation's assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be equal to the preferences of every other share of Series A Preferred from time to time outstanding in every respect. Except as otherwise provided in this
         Article IV, the Series A Preferred shall rank prior to the Common Stock as to the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

         2. VOTING RIGHTS. Except as otherwise required by law or expressly provided in this Article IV each share of Series A Preferred shall entitle the holder thereof to vote on each matter submitted to a vote of the stockholders of the Corporation at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders becomes effective. Each holder of Series A Preferred shall be entitled to cast the number of votes per share thereof as equals the number of votes which could be cast by the holders of the number of shares of Common Stock into which such share of Series A Preferred are then convertible. Except as otherwise required by law or expressly provided in this Article IV, the holders of shares of Common Stock and Series A Preferred shall vote together and not as separate classes or series.

         3. DIVIDENDS. If any dividend or other distribution payable in cash or other property is declared on the Common Stock, each holder of Series A Preferred on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or other distribution the same cash or other property which such holder would have received on such record date if such holder were the holder of record of the number of shares of Common Stock into which the shares of Series A Preferred then held by such holder are then convertible.

         4. CONVERSION.

                  (a) DEFINITIONS. The following capitalized terms shall have the meanings ascribed to such terms below:

                  "Conversion Event" shall mean (a) the consummation of a Qualified Public Offering or (b) (i) the Common Stock trading at or above 350% of the Conversion Price for 20 consecutive trading days with a minimum trading volume of 30,000 shares per day (on a current basis, as adjusted for stock dividends, stock splits, etc.) and (ii) the Corporation has completed a single sale to the public of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), under which the gross proceeds to the Corporation of the Common Stock actually sold to the public by the Corporation if such sale is at least $20,000,000.

                  "Conversion Price" shall initially be the Series A Issue Price, and shall be subject to adjustment from time to time as provided in Section 4(f), below.

                  "Qualified Public Offering" shall mean the first sale to the public of Common Stock pursuant to an effective registration statement under the Securities Act under which (a) the gross proceeds to the Corporation of the Common Stock

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                  actually sold to the public by the Corporation if such first sale is at least $20,000,000, (b) the price per share to the public of such Common Stock is at least 350% of the Conversion Price then in effect and (c) the gross proceeds to the holders of Series A Preferred, as of the date of the Certificate of Determination for Correctional Systems, Inc., a California Corporation, filed with the California Secretary of State on July 28, 1998, if such first sale is at least $2,220,000.

                  "Series A Issue Price" of any share of Series A Preferred shall mean $0.66, which amount shall be proportionately increased in the event of a combination of shares of Series A Preferred and proportionately decreased in the event of a subdivision of shares of Series A Preferred.

                  (b) OPTIONAL CONVERSION RIGHT. Subject to Section 4(c) any holder of Series A Preferred shall have the right (an "Optional Conversion Right") at any time to convert all or any portion of the Series A Preferred held by such holder into that number of shares of Common Stock computed by multiplying the number of shares to be converted by the Series A Issue Price and dividing the result by the Conversion Price then in effect.

                  (c) METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW SERIES A PREFERRED; TRANSFER AND EXCHANGE. The Optional Conversion Right may be exercised by a holder of Series A Preferred, in whole or in part, by the surrender of the stock certificate or certificates representing the Series A Preferred to be converted, duly endorsed for transfer to the Corporation, at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder by first-class mail, postage prepaid, at its address shown on the books of the Corporation), together with a written notice to the Corporation which will state: (x) that such holder elects to convert the same; (y) the number of shares of Series A Preferred being converted; and (z) the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In the event of any exercise of the Optional Conversion Right (x) stock certificates for the shares of Common Stock purchased by virtue of such exercise shall be delivered to such holder forthwith, and unless the Series A Preferred has been fully converted, a new Series A Preferred stock certificate, representing the Series A Preferred not so converted, if any, shall also be delivered to such holder forthwith and (y) stock certificates for the shares of Common Stock so purchased shall be dated the date of such surrender and the holder making such surrender shall be deemed for all purposes to be the holder of the shares of Common Stock so purchased as of the date of such surrender.

                  (d) MANDATORY CONVERSION. Immediately prior to the closing of any Conversion Event, all of the shares of Series A Preferred then outstanding shall be converted (a "Mandatory Conversion"), without any further action on the part of the Corporation or the holders of such Series A Preferred into the number of shares of Common Stock into which the Series A Preferred would be convertible under Section 4(b) at the time of the Mandatory Conversion. Notice of the Mandatory Conversion shall be mailed within three days following the Conversion Event by the Corporation to each holder of Series A Preferred by first-class mail, postage prepaid, to such holder's address shown on the books of the Corporation, such notice to specify the date on which Mandatory Conversion

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                  occurred and to call upon such holder to surrender to the
                  Corporation, in the manner and at the place designated in such notice, the certificate or certificates representing the shares of Series A Preferred so converted. Upon such surrender, the Corporation shall issue and deliver to each holder of Series A Preferred stock certificates for the shares of Common Stock issued as a result thereof, dated the date of such Mandatory Conversion, and such holders shall be deemed for all purposes to be the holders of such Common Stock as of the date of such Mandatory Conversion. At the time of conversion, the Corporation shall pay in cash to the holder thereof an amount equal to all accrued but unpaid dividends on the Series A Preferred, if any.

                  (e) STOCK FULLY PAID; RESERVATION OF SHARES. All shares of Common Stock which may be issued upon conversion of Series A Preferred will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Series A Preferred is outstanding, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of shares of Common Stock to provide for the conversion into Common Stock of all Series A Preferred then outstanding, at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of shares of Common Stock authorized and reserved for issuance upon the conversion of the Series A Preferred shall be appropriately increased.

                  (f) ADJUSTMENT OF CONVERSION PRICE AND NUMBER OF SHARES. The number of shares of Common Stock issuable upon conversion of Series A Preferred shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                      (i) SUBDIVISION OR COMBINATION OF SHARES. If the Corporation at any time subdivides or combines the outstanding Common Stock, the Conversion Price shall be proportionately reduced, in the case of a subdivision of shares, or shall be proportionately increased, in the case of a combination of shares, as of the effective date of such subdivision or combination or, if the Corporation shall take a record of holders of its Common Stock for the purpose of so subdividing or combining, as of such record date, whichever is earlier.

                      (ii) CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Corporation, at any time while any of the Series A Preferred is outstanding, shall:

                           (A) STOCK DIVIDENDS. Pay a dividend payable in, effect a split-up of, or make any other distribution to holders of Common Stock payable in shares of Common Stock and the Corporation has not declared equivalent dividends on the Series A Preferred or made equivalent distributions to the holders of Series A Preferred as required pursuant to Section 3, then the Conversion Price shall be adjusted, as of the date the Corporation shall take a record of the holders of its Common Stock for the purpose of receiving such dividend, stock split or other distribution (or if no such record is taken, as of the date of such payment or other distribution), to that price determined by multiplying the Conversion

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                           Price by a fraction (1) the numerator of which shall
                           be the total number of shares of Common Stock outstanding, immediately prior to such dividend, split-up or distribution and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend, split-up or distribution (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding, had the Corporation issued fractional shares in connection with said dividend, split-up or distribution); or

                           (B) LIQUIDATING DIVIDENDS, ETC. Make a distribution of its assets to the holders of its Common Stock without an equivalent distribution to the holders of Series A Preferred, as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the holders of the Series A Preferred shall, upon conversion thereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any consideration therefor, a sum equal to the amount of such distribution as would have been payable to them as owners of that number of shares of Common Stock of the Corporation receivable upon such conversion, had they been the holders of record of such Common Stock on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution.

                      (iii) RECLASSIFICATION, CONSOLIDATION OR MERGER. If at any time, as a result of: (a) a capital reorganization or reclassification (other than a subdivision, combination or dividend provided for in Section 4(f)(i) or Section 4(f)(ii)) or (b) a merger or consolidation of the Corporation with another corporation (whether or not the Corporation is the surviving corporation), the Common Stock issuable upon the conversion of the Series A Preferred shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Corporation or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Series A Preferred (or of any securities into which the Series A Preferred is changed or for which the Series A Preferred is exchanged), so that:

                           (A) the holders of Series A Preferred or of such substitute securities shall thereafter be entitled to receive, upon conversion of the Series A Preferred or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had converted their Series A Preferred immediately prior to such capital reorganization, reclassification, merger, or consolidation; and

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                           (B) the holders of Series A Preferred or of such
                           substitute securities shall thereafter be entitled to receive, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such other corporation, the amount upon liquidation specified in Section 7; and

                           (C) the Series A Preferred or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in Section 4(f).

                      The provisions of this Section 4(f)(iii) shall similarly apply to successive capital reorganizations, reclassifications and, to the extent approved by the holders of Series A Preferred, mergers and consolidations.

                      (iv)  ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

                           (A) "Additional Shares of Common Stock" means all shares of Common Stock issued by the Corporation after the date of adoption of the Certificate of Determination for Correctional Systems, Inc., a California Corporation, filed with the California Secretary of State on July 28, 1998, by its stockholders, whether or not subsequently reacquired or retired by the Corporation, other than:

                                    (1) shares of Common Stock issued in
                           transactions giving rise to adjustments under Sections 4(f)(i) through (iii);

                                    (2) shares of Common Stock issued upon
                           conversion of shares of Series A Preferred;

                                    (3) shares of Common Stock issuable upon
                           exercise of outstanding stock options to acquire 1,325,875 shares of Common Stock previously granted by the Board;

                                    (4) shares of Common Stock issuable upon
                           exercise of stock options to acquire 140,225 shares of Common Stock to be granted pursuant to the 1996 Stock Option Plan;

                                    (5) shares of Common Stock issuable upon
                           exercise of stock options to acquire shares of Common Stock hereafter granted with the approval of the Board; and

                                    (6) shares of Common Stock issued and shares
                           of Common Stock issuable upon the exercise of any options, warrants, or subscription rights granted pursuant to or in connection with the acquisition by the Corporation of another corporation by merger or purchase of assets or other reorganization whereby the Corporation acquires ownership of not less than 51% of the stock of such corporation.

                           (B) Except as otherwise provided in Section 4(f)(iv) if at any time the Corporation issues Additional Shares of Common Stock for a consideration per share less than the Conversion Price in effect at the time of such issuance, then the Conversion Price in effect immediately

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                           prior to the issuance of such Additional Shares of
                           Common Stock shall be reduced to a price per share equal to the consideration per share received for the Additional Shares of Common Stock.

                      (v)  CONVERTIBLE SECURITIES.

                           (A) The following terms shall have the meanings ascribed below:

                           "Convertible Securities" means all rights or options for the purchase of, stock or other securities convertible into, Additional Shares of Common Stock (as defined in Section 4(f)(iv), above) or other Convertible Securities.

                           "Effective Price" with respect to any Convertible Securities means the result of dividing: (i) the sum of (x) the total consideration, if any, received by the Corporation for the issuance of such Convertible Securities, plus (y) the minimum consideration, if any, payable to the Corporation upon exercise or conversion of such Convertible Securities, plus (z) the minimum consideration, if any, payable to the Corporation upon exercise or conversion of any Convertible Securities issuable upon exercise or conversion of such Convertible Securities, by: (ii) the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion of such Convertible Securities or of any Convertible Securities issuable upon exercise or conversion of such Convertible Securities.

                           (B) If at any time the Corporation issues any Convertible Securities with respect to which the Effective Price is less than the Conversion Price (as defined in Section 4(a), above) in effect at such issuance, then effective automatically as of the effectiveness of the issuance of the Convertible Securities, the Conversion Price shall be adjusted to a price per share equal to the Effective Price with respect to such Convertible Securities.

                           (C) If adjustments have been made under this Section 4(f)(v) upon the issuance of any Convertible Securities, then no further adjustment shall be made under Section 4(f)(iv) upon the actual issuance of Additional Shares of Common Stock upon the exercise or conversion of such Convertible Securities, or upon the issuance of Convertible Securities issuable upon exercise or conversion of the original Convertible Securities.

                           (D) If adjustments have been made under this Section 4(f)(v) upon the issuance of any Convertible Securities and the rights, options or conversion privilege represented by such Convertible Securities (or by any Convertible Securities issued upon exercise or conversion of the original Convertible Securities) shall expire without having, been exercised, the Conversion Price shall be re-adjusted, effective upon such expiration, to eliminate the effect of the adjustments previously made as a result of the issuance of the rights, options or conversion privileges which shall have expired (without affecting shares of Common Stock already issued upon the conversion of any shares of Series A Preferred

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                           already converted, and without affecting any other
                           adjustments made under this Section 4(f)).

                      (vi) VALUATION OF CONSIDERATION. For purposes of the operation of Sections 4(f)(iv) and (f)(v), the consideration received by the Corporation for any issue or sale of securities shall:

                           (A) to the extent it consists of cash, be computed as the aggregate amount of cash paid before deducting any reasonable brokerage or underwriting commissions or other expense paid or incurred by the Corporation for the issuance and sale of such securities;

                           (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith jointly by the Board and the holders of a majority of the then outstanding Series A Preferred; and

                           (C) if Additional Shares of Common Stock or
                           Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith jointly by the Board and the holders of a majority of the then outstanding Series A Preferred to be allocable to such Additional Shares of Common Stock or Convertible Securities.

                      (vii) OTHER ACTION AFFECTING COMMON STOCK. In the event that after the date hereof the Corporation shall take any action affecting its Common Stock, other than an action described in any of the foregoing Sections 4(f)(i) through 4(f)(vi), inclusive, which would have an adverse effect upon the conversion right of the Series A Preferred, the Conversion Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

                  (g) NOTICE OF ADJUSTMENTS. Whenever any adjustment shall be made pursuant to Subsection 4(f)(i) hereof, the Corporation shall prepare a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first-class mail, postage prepaid) to each holder of Series A Preferred at its address shown on the books of the Corporation. The Corporation shall make such certificate and mail it to each holder promptly after each adjustment.

                  (h) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred. If a single holder shall surrender more than one share of Series A Preferred for conversion at the same time, the number of full shares of Common Stock issuable by the Corporation upon conversion thereof shall be computed on the basis of the aggregate number of shares of

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                  Series A Preferred so surrendered. In lieu of any fractional shares to which a holder would otherwise be entitled on conversion of Series A Preferred, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the fair market value of one share of the Common Stock on the date of, conversion, as determined in good faith by the Board.

         5 RESTRICTED ACTS. As long as any shares of Series A Preferred are outstanding the Corporation shall not, without the affirmative vote or written consent of the holders of at least a majority of then outstanding Series A Preferred:

                  (a) authorize, create or issue any shares of any Additional Shares of Common Stock or any Convertible Securities; or

                  (b) issue any instrument or security exercisable for or convertible into shares of Series A Preferred, or issue shares of Series A Preferred other than the first 3,363,636 shares issued; or

                  (c) enter into, or permit any Subsidiary to enter into, any agreement, indenture or other instrument which contains any provisions restricting the payment of dividends on the Series A Preferred. "Subsidiary" means (a) any corporation at least 50% of whose outstanding Voting Stock is owned by the Corporation or by one or more Subsidiaries or by the Corporation and one or more Subsidiaries, (b) any partnership of which the Corporation or one or more Subsidiaries is a general partner or for which the Corporation or one or more Subsidiaries possesses the power to direct the affairs of the partnership and (c) any limited liability company of which the Corporation or one or more Subsidiaries is a manager or a member-manager or for the which the Corporation or one or more Subsidiaries possesses the power to direct the affairs of the limited liability company; or

                  (d) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of Series A Preferred; or

                  (e) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any shares of Common Stock, provided, however, that this restriction shall not apply to (i) the repurchase by resolution of the Board of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or (ii) the cancellation of shares of Common Stock subject to forfeiture; or

                  (f) merge the Corporation with or into any other person or entity or other form of corporate reorganization in which the Corporation shall not be the continuing or surviving entity (other than a reincorporation transaction) or sell all or the majority of the corporation's assets; or

                  (g) amend its Articles of Incorporation or Bylaws; or

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                  (h) incur funded indebtedness, capitalized lease obligations or guarantees of third party debt, in each case involving an amount in excess of $3,000,000; or

                  (i) engage an investment bank, consultant, or other advisor for the purpose of raising capital or refinancing securities or indebtedness or for selling or merging the Corporation; or

                  (j) engage in any transaction which could involve a conflict of interest or which involves dealings between the Corporation, insiders or affiliates; or

                  (k) declare or pay any dividend other than pursuant to Section 3 of this Article IV; or

                  (l) enter into any agreement, commitment or plan of merger, reorganization or consolidation that would result in the Corporation acquiring any business entity, or any division or segment of a business entity; or

                  (m) file a registration statement under the Securities Act.

         6. NO REISSUANCE OF SERIES A PREFERRED. No share or shares of Series A Preferred acquired by the Corporation by reason of redemption, purchase, or otherwise shall be reissued, and all such shares shall be deemed canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

         7.       LIQUIDATION RIGHTS.

                  (a) If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, the holders of the Series A Preferred shall be entitled to receive, prior and in preferences to any distribution to the holders of Common Stock, out of funds legally available for distribution to the stockholders after payment of the debts and liabilities of the Corporation, an amount (the "Series A Liquidation Preference") per share equal to the Series A Issue Price, together with an amount equal to all accrued but unpaid dividends on the Series A Preferred. Upon distribution of the Series A Liquidation Preference, all remaining assets of the Corporation shall be distributed to the holders of Common Stock and Series A Preferred, pro rata in accordance with the number of Common shares held by each of them, assuming for such purpose that the Series A Preferred has been converted into Common Stock after making all adjustments provided for hereunder.

                  (b) If, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of Series A Preferred shall be insufficient to permit the payment in full to such holders of the aggregate Series A Preferred Liquidation Preference pursuant to Section 7(a), then all of the assets of the Corporation shall be distributed ratably to the holders of the Series A Preferred.

                  (c) The provisions of this Section 7 shall not apply following or in connection with a Qualified Public Offering.

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                  (d) For purposes of this Section 7, a sale of all or
                  substantially all of the assets of the Corporation or a merger or other combination of the Corporation with or into any other person or entity shall not be treated as a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7, but shall be treated pursuant to Section 4, above.

                  (e) If the price per share of Common Stock at the time of such liquidation or dissolution is at least 350% of the Conversion Price then in effect, the provisions of this Section 7 shall not apply.

                  (f) Whenever the distribution provided in this Section 7 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities in other property as determined in good faith by the Board.

         The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common shares if at any time the number of Common shares remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

         No holders of shares of the corporation of any class, now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for, purchase or receive any shares of the corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for, purchase or receive any securities convertible to or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the corporation, except in the case of any shares of Preferred Stock to which such rights are specifically granted by any resolution or resolutions of the Board of Directors adopted pursuant to this Article IV.

                                    ARTICLE V

         The Corporation is to have perpetual existence.


                                   ARTICLE VI

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend, or repeal the Bylaws of the Corporation.

                                   ARTICLE VII

         The name and mailing address of the incorporator is as follows: John R. Forren, President, Correctional Systems, Inc., 6910-A Miramar Road, Suite 200, San Diego, California 92121.

                                  ARTICLE VIII

         The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

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

                                   ARTICLE IX

         A. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         B. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

         C. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this
Article IX, with respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

                                    ARTICLE X

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


         IN WITNESS WHEREOF, the undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is her act and deed and that the facts stated herein are true.

                                  -------------------------------------
                                  JOHN R. FORREN
                                  Incorporator



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